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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Commission File Numbers 333-35918 and 333-47438) of our report dated March 11, 2003 except for Note 8 for which the date is March 26, 2003 on the financial statements for the three years in the period ended December 31, 2002, which appear in the Form 10-K.



/s/ Wiss & Company, LLP
-------------------------------

Wiss & Company, LLP
Livingston, New Jersey
March 11, 2003